Exhibit 99.2
UNAUDITED PRO FORMA FINANCIAL INFORMATION
On April 17, 2008, the ChinaCast Education Corporation (“the Company”) received confirmation that on April 11, 2008, the Chongqing Municipal Bureau of the Administration for Industry accepted the consummation of the acquisition by Yu Pei Information Technology (Shanghai) Limited, the Company’s wholly owned subsidiary in China, of 80% of Hai Lai Education Technology Limited (“Hai Lai” ) from Beijing Heng Tai Jufu Investment Limited (“Heng Tai”). Hai Lai holds 100% of the Foreign Trade Business College of Chongqing Normal University (“FTBC”) and Hai Yuen Company Limited (“Hai Yuen”), a newly set up services company. FTBC is an independent, for-profit, private university affiliated with Chongqing Normal University. FTBC offers four-year bachelor’s degree and two-year diploma programs in finance, economics, trade, tourism, advertising, IT, music and foreign languages, all of which are fully accredited by the Ministry of Education.
The Company paid RMB480 million (USD $68.6 million, (using an exchange rate of USD$1 equal to RMB7)) (the “Purchase Price”) for 80% of Hai Lai. 50% of the Purchase Price was paid by April 7, 2008, 45% of the Purchase Price will be paid by the second quarter of 2008, and 5% of the Purchase Price will be paid on August 8, 2008. The source of the cash used for the acquisition was from working capital of the Company.
The following unaudited pro forma consolidated condensed financial statements reflect the acquisition using the purchase method of accounting. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable. The pro forma adjustments are preliminary and have been prepared to illustrate the estimated effect of the acquisition. Consequently, the amounts reflected in the unaudited pro forma consolidated condensed financial statements are subject to change, and the final amounts may differ substantially.
The unaudited pro forma consolidated condensed balance sheet as of March 31, 2008 gives effect to the Hai Lai acquisition as if it was completed on that date, and was derived from the historical unaudited balance sheet of Hai Lai as of March 31, 2008, consolidated with ChinaCast’ historical unaudited balance sheet as of March 31, 2008.
The unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 2007 illustrates the effect of the acquisition of Hai Lai as if it had occurred on January 1, 2007, and was derived from the historical audited statement of operations for Hai Lai for the year ended December 31, 2007, consolidated with ChinaCast’ historical audited statement of operations for the year ended December 31, 2007.
The unaudited pro forma consolidated condensed statement of operations for the three months ended March 31, 2008 illustrates the effect of the acquisition of Hai Lai as if it had occurred on January 1, 2008 and combines the historical unaudited statement of operations of ChinaCast for the three months ended March 31, 2008 and the historical unaudited statement of operations of Hai Lai through the date of acquisition.
The pro forma consolidated condensed financial statements should be read in conjunction with the historical audited financial statements and notes thereto of ChinaCast contained in its 2007 Annual Report on Form 10-K SB, filed with the Securities and Exchange Commission on March 31, 2008, the historical unaudited financial statements and notes thereto of ChinaCast contained in its March 31, 2008 Quartely Report on Form 10-Q filed with the Securities and Exchange Commission on May 12, 2008 and the historical audited financial statements and notes thereto of Hai Lai which are included as Exhibit 99.1 to this Current Report on Form 8-K. The unaudited pro forma consolidated condensed financial statements do not include any pro forma adjustments relating to costs of integration that the consolidated company may incur as such adjustments.
The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had occurred as of the date or during the period presented nor is it necessarily indicative of future operating results or financial position.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
MARCH 31, 2008

	Historical	Historical	Pro Forma			Pro Forma
	ChinaCast	Hai Lai	Adjustments	Notes		Consolidated
	RMB	RMB	RMB			RMB
	(In thousands, except share-related data)
Assets
Cash and cash equivalents	135,814	12,693	—			148,507
Term deposits	621,076	—	(480,000)	(a	)	141,076
Accounts receivable, net	53,682	—	—			53,682
Inventory	1,993	—	—			1,993
Income taxes recoverable		—	—			—
Prepaid expenses and other current assets	9,187	1,790	—			10,977
Amount due from related parties	3,448	—	—			3,448

Total current assets	825,200	14,483	(480,000)			359,683

Non-current assets:
Non-current deposits	1,087	—	—			1,087
Property and equipment, net	10,387	195,014	20,523	(c	)	225,924
Land use rights, net	—	50,850	86,275	(c	)	137,125
Acquired intangible assets, net	21,218	—	45,049	(d	)	66,267
Long term investments	10,757	—	—			10,757
Non-current advances to a related party	111,097	—	—			111,097
Goodwill	1,652	—	284,534	(b	)	286,186

Total assets	981,398	260,347	(43,619)			1,198,126

Liabilities, minority interest and shareholders’ equity
Current liabilities:
Account payable	19,256	—	—			19,256
Deferred revenue	—	35,452	—			35,452
Dividends payable	—	1,186	—			1,186
Accrued expenses and other current liabilities	56,831	49,405	—			106,236
Income tax payable	34,441	12,909	(6,470)	(k	)	40,880
Current portion of capital lease obligation	—	—	—
Amount due to a shareholder	—	—	—

Total current liabilities	110,528	98,952	—			203,010

Notes payable	—	78,400	—			78,400
Deferred tax liability	—	—	22,777	(j	)	22,777
Unrecgnized tax benefits	28,016	—	6,470	(k	)	34,486

Total non-current liabilites	28,016	78,400	22,777			135,663

Total liabilities	138,544	177,352	22,777			338,673

Minority interests	20,896	—	16,599	(i	)	37,495

Shareholders’ equity:
Share capital	21	25,000	(25,000)	(e	)	21
Additional paid-in capital	778,119	9,719	(9,719)	(e	)	778,119
Statutory reserve	17,433	8,354	(8,354)	(e	)	17,433
Accumulated other comprehensive loss	(5,388)	—				(5,388)
Retained earnings (Accumulated deficit)	31,773	39,922	(39,922)	(e	)	31,773

Total shareholders’ equity	821,958	82,995	(82,995)			821,958

Total liabilities, minority interest and shareholders’ equity	981,398	260,347	(43,619)			1,198,126

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2008

	Historical	Historical	Pro Forma		Pro Forma
	ChinaCast	Hai Lai	Adjustments	Notes	Consolidated
	RMB	RMB	RMB		RMB
	(In thousands, except share-related data)
Revenues:
Service	40,205	25,064	—		65,269
Equipment	19,289	—	—		19,289

	59,494	25,064	—		84,558

Cost of revenues:
Service	(11,986)	(11,119)	(6,607)	(g) (h)	(29,712)
Equipment	(19,105)	—	—		(19,105)

	(31,091)	(11,119)	(6,607)		(48,817)

Gross profit	28,403	13,945	(6,607)		35,741

Operating (expenses) income:
Selling and marketing expenses	(3,487)	—	—		(3,487)
General and administrative expenses	(18,216)	(134)	—		(18,350)
Foreign exchange loss	(465)	—	—		(465)
Management service fee	798	—	—		798

Total operating expenses, net	(21,370)	(134)	—		(21,504)

Income from operations	7,033	13,811	(6,607)		14,237
Impairment loss on cost method investment	—	—	—		—
Gain on disposal of cost method investment	—	—	—		—
Interest income	5,852	6	(3,765)	(f)	2,093
Interest expense	(4)	—	—		(4)
Other expense	—	—	—		—

Income before provision for income taxes, earnings in equity investments, and minority interest	12,881	13,817	(10,372)		16,326
Provision for income taxes	(3,859)	(2,078)	991	(l)	(4,946)

Net income before earnings in equity investments and minority interest	9,022	11,739	(9,381)	(l)	11,380
Earnings in equity investments	(408)	—	—		(408)
Minority interest	(384)	—	(2,348)	(i)	(2,732)

Net income	8,230	11,739	(11,729)		8,240

Net income per share
Basic	0.30				0.30

Diluted	0.29				0.29

Weighted average shares used in computation:
Basic	27,297,256				27,297,256

Diluted	28,292,257				28,292,257

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007

	Historical	Historical	Pro Forma			Pro Forma
	ChinaCast	Hai Lai	Adjustments	Notes		Consolidated
	RMB	RMB	RMB			RMB
	(In thousands, except share-related data)
Revenues:
Service	148,903	85,289	—			234,192
Equipment	38,827	—	—			38,827

	187,730	85,289	—			273,019

Cost of revenues:
Service	(45,823)	(45,779)	(23,001)	(g	) (h)	(114,603)
Equipment	(39,678)	—	—			(39,678)

	(85,501)	(45,779)	(23,001)			(154,281)

Gross profit	102,229	39,510	(23,001)			118,738

Operating (expenses) income:
Selling and marketing expenses	(6,640)	—	—			(6,640)
General and administrative expenses	(55,145)	(949)	—			(56,094)
Foreign exchange loss	(4,179)	—	—			(4,179)
Management service fee	18,035	—	—			18,035

Total operating expenses, net	(47,929)	(949)	—			(48,878)

Income from operations	54,300	38,561	(23,001)			69,860
Impairment loss on cost method investment	—	—	—			—
Gain on disposal of cost method investment	10,270	—	—			10,270
Interest income	20,156	304	(13,286)	(f	)	7,174
Interest expense	(38)	(1,879)	—			(1,917)
Dividends received	—	29	—			29

Income before provision for income taxes, earnings in equity investments, and minority interest	84,688	37,015	(36,287)			85,416
Provision for income taxes	(21,263)	(5,612)	3,450	(l	)	(23,425)

Net income before earnings in equity investments and minority interest	63,425	31,403	(32,837)			61,991
Earnings in equity investments	(1,155)	—	—			(1,155)
Minority interest	(3,242)	—	(6,281)	(i	)	(9,523)

Income from continuing operations	59,028	31,403	(39,118)			51,313

Discontinued operations
Income from discontinued operations, net of taxes	(139)	—	—			(139)
Minority interest in discontinued operations, net of taxes	(230)	—	—			(230)

Loss on discontinued operations	(369)	—	—			(369)

Net income	58,659	31,403	(39,118)			50,944

Net income per share
Basic	2.21					1.92

Diluted	2.10					1.82

Weighted average shares used in computation:
Basic	26,567,240					26,567,240

Diluted	27,975,731					27,975,731

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
STATEMENTS OF OPERATIONS
     The unaudited pro forma consolidated condensed statements of operations for the year ended December 31, 2007 and the three months ended March 31, 2008 were prepared by combining the Company’s historical statements of operations for the year ended December 31, 2007 and the three months ended March 31, 2008 with GFT’s historical results from continuing operations for the year ended December 31, 2007 and the period from January 1, 2008 to March 5, 2008, respectively, giving effect to the acquisition as though it was completed on January 1, 2007. Certain historical information of GFT has been reclassified to conform to the presentation of the Company’s historical statements.
1.	Acquisition
     On April 17, 2008, the ChinaCast Education Corporation (“the Company”) received confirmation that on April 11, 2008, the Chongqing Municipal Bureau of the Administration for Industry accepted the consummation of the acquisition by Yu Pei Information Technology (Shanghai) Limited, the Company’s wholly owned subsidiary in China, of 80% of Hai Lai Education Technology Limited (“Hai Lai” ) from Beijing Heng Tai Jufu Investment Limited (“Heng Tai”). Hai Lai holds 100% of the Foreign Trade Business College of Chongqing Normal University (“FTBC”) and Hai Yuen Company Limited (“Hai Yuen”), a newly set up services company. FTBC is an independent, for-profit, private university affiliated with Chongqing Normal University. FTBC offers four-year bachelor’s degree and two-year diploma programs in finance, economics, trade, tourism, advertising, IT, music and foreign languages, all of which are fully accredited by the Ministry of Education.
     The Company paid RMB480 million (USD $68.6 million, (using an exchange rate of USD$1 equal to RMB7)) (the “Purchase Price”) for 80% of Hai Lai. 50% of the Purchase Price was paid by April 7, 2008, 45% of the Purchase Price will be paid by the second quarter of 2008, and 5% of the Purchase Price will be paid on August 8, 2008. The source of the cash used for the acquisition was from working capital of the Company.
     The Company has completed a preliminary allocation of the purchase price to the fair value of assets acquired and liabilities assumed at the date of acquisition included as adjustment notes 2(b). It is possible that the purchase price allocation will be adjusted upon finalization of the accounting for the acquired assets.
     The amortizable intangibles include RMB45.0 million of acquired customer relationship. Useful live of 41 months has been assigned to the customer relationship intangible. The identifiable intangible asset and goodwill are not deductible for tax purposes.

2.	Pro forma adjustments made by ChinaCast in connection with the preparation of the unaudited pro forma consolidated condensed balance sheet as of March 31, 2008 and the unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 2007 and three months ended March 31, 2008 are as follows:
(a)	To reduce term deposits on the RMB480 million of cash utilized by the Company to fund the acquisition

(b)	Purchase price allocation:

The purchase price for the acquisition amounted to RMB480 million. The estimated purchase price has been preliminarily allocated as follows based on the assets and liabilities acquired as of March 31, 2008:

Estimated fair value of net tangible assets acquired and liabilities assumed:

	RMB
Cash	12,693
Other current assets	1,790
Property and equipment and land use rights	245,864
Fair value adjustment for property and equipment and land use rights	106,798
Deferred revenue	(35,452)
Other current liabilities	(63,500)
Bank loan	(78,400)

		189,793
Intangible assets acquired
Customer relationship		45,049
Minority interest		(16,599)
Deferred tax liability		(22,777)
Goodwill		285,448

Total purchase price		480,000
(c)	To adjust fair value of property and equipment and land use rights based upon the preliminary allocation of the purchase price

(d)	To record intangible asset, namely customer relationship, obtained in the transaction based upon the preliminary allocation of the purchase price. Customer relationship is related to existing students who will continue their courses until graduation.

(e)	To eliminate Hai Lai’s common stock, additional paid-in-capital, statutory reserve and retained earnings

(f)	To reduce interest income on the RMB480 million of cash utilized by the Company to fund the acquisition

(g)	To record the amortization of expense of intangible asset obtained in the transaction based upon the preliminary allocation of the purchase price. The amount being amortized for customer relationship is computed using the accelerated amortization method based on the estimated progression of the students through the respective courses, giving consideration to the revenue and cash flow associated.

(h)	To record the increase in depreciation of property and equipment and amortization of land use rights, after fair value adjustments, based upon the preliminary allocation of the purchase price

(i)	To record minority interest in Hai Lai

(j)	To record deferred tax liabilities as a result of the fair value adjustments for property and equipment, land use rights and the intangible asset

(k)	To record unrecognized tax benefits in accordance with the FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes — an interpretation of SFAS No. 109” (“FIN 48”)

(l)	To reflect the net tax effects of temporary differences between the carrying amount of property and equipment, land use rights and the intangible asset for financial reporting purposes and the amounts used for income tax purposes.